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                                                                   EXHIBIT 10.66

         ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY ROSS TECHNOLOGY, INC., AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

                            VIPER AMENDMENT AGREEMENT

         This agreement ("Agreement"), dated as of March 30, 1998, is entered into by and between FUJITSU LIMITED, a Japanese Corporation ("Fujitsu"), and ROSS TECHNOLOGY, INC., a Delaware corporation (the "Company").

                                    RECITALS

         A. Fujitsu and the Company are parties to a Development Agreement, dated as of June 25, 1997, as amended by agreements dated September 29, 1997 (the "First Amendment") and December 26, 1997 (the "Second Amendment") (as so amended, the "Development Agreement"), pursuant to which the Company has agreed to develop a microprocessor known as the Viper (the "Viper"). Defined terms used herein without definition have the respective meanings set forth in the Development Agreement.

         B. Pursuant to the Development Agreement, the Company has agreed to deliver to Fujitsu certain Deliverables on the schedule attached to the Development Agreement as Exhibit A, including, without limitation, to deliver to Fujitsu Schematics in conformity with Milestone #4 of Exhibit B of the Development Agreement (the "Subject Deliverable") on December 15, 1997.

         C. The Company has delivered to Fujitsu the Subject Deliverable but the Subject Deliverable is not in full conformity with Milestone #4 (as amended and restated as Appendix 2 of the Second Amendment). Nonetheless, Fujitsu is willing to accept the non-conforming deliverable attached hereto as Appendix 1 (the "Alternate Deliverable"), provided that the Company agrees that (1) Milestone #4 of Exhibit B (Schematics) of the Development Agreement shall be amended and restated as Appendix 2 hereto and, as restated, will provide for a separate Milestone #4-1 and Milestone #4-2, (2) the acceptance of the Alternate Deliverable shall satisfy the Company's obligations only as to Milestone #4-1 (and shall not affect the Company's obligations as to Milestone #4-2) and (3)
the acceptance of the Alternate Deliverable shall not affect the Company's continuing obligations to develop Viper in accordance with the Specifications, and otherwise on the terms and conditions, set forth in the Development Agreement.
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         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

         1. Amendment of Milestone #4 (SCHEMATICS). Milestone #4 of Exhibit B to the Development Agreement (pages 7/22, 8/22 and 9/22) is hereby amended and restated in its entirety as Appendix 2. Exhibit A of the Development Agreement is hereby amended to provide that the payment of $4,500,000 with respect to Milestone #4 shall, pursuant to this Agreement, be due $3,000,000 upon acceptance of Milestone #4-1 and $1,500,000 upon acceptance of Milestone #4-2.

         2. Delivery and Acceptance of Alternate Deliverable. The Company hereby delivers the Alternate Deliverable to Fujitsu for acceptance. Subject to and upon the terms and conditions of this Agreement, Fujitsu hereby accepts the Alternate Deliverable, effective as of March 19, 1998, in full satisfaction of the Company's obligations with respect to Milestone #4-1 of Exhibit B of the Development Agreement, as restated hereby.

         3. Limited Nature of Acceptance. The acceptance of the Alternate Deliverable by Fujitsu shall not be deemed to modify in any respect the performance specifications set forth in the Development Agreement (without limitation, SPECint95 = 42 and SPECfp95 = 50) or the obligations of the Company under the Development Agreement.

         4. Payment Terms. Fujitsu will make payment to the Company of $3,000,000 for the Alternate Deliverable, as provided in Section 4.1(a) of the Development Agreement, by April 20, 1998. The Company confirms that no other amounts are due or payable by Fujitsu to the Company at the present time under the Agreement. Fujitsu agrees that such payment shall be deemed fully earned upon the effectiveness of this Agreement and shall be non-refundable; provided, however, that the Company agrees that nothing herein, or in the First Amendment or Second Amendment, shall limit the accrual of late delivery penalties through the date of Fujitsu's acceptance as provided in Section 6.2 of the Development Agreement, and for such purposes the parties agree that Milestone #4-1 Deliverable was delivered 94 days late.

         5. Representations and Warranties. Each party hereby represents and warrants to the other that the execution and delivery by such party of this Agreement have been duly authorized by all necessary corporate and other action and do not and will not require any consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Development Agreement, as amended by this Agreement,


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constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, without defense or counterclaim.

         6. Reservation of Rights. The Company acknowledges and agrees that neither Fujitsu's forbearance in exercising its rights in connection with the delivery of the Alternate Deliverable nor the execution by Fujitsu of this Agreement shall be deemed (i) to create a course of dealing or otherwise obligate Fujitsu to forbear or execute a similar agreement under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of Fujitsu to future performance by the Company of the Development Agreement strictly in accordance with its terms.

         7.       Miscellaneous.

                  (a) This Agreement contains the entire and exclusive agreement and understanding between the parties with respect to its subject matter. Except as herein expressly amended, all terms and conditions of the Development Agreement are and shall remain in full force and effect. All references to the Development Agreement shall henceforth refer to the Development Agreement as amended hereby. There are no oral or other agreements of any kind or nature with respect to the obligations of the parties under the Development Agreement, which remains the sole and complete embodiment of the parties' understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No third party beneficiaries are intended in connection with this Agreement.

                  (c) This Agreement shall be governed by and construed in accordance with the law of the State of California (without regard to principles of conflicts of laws).

                  (d) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                ROSS TECHNOLOGY, INC.


                                By: /s/ Trevor S. Smith
                                   ------------------------------------------
                                Title: V.P. of Engineering
                                      ---------------------------------------


                                FUJITSU LIMITED


                                Hatsuo Murano for
                                By: /s/ Yoshiro Yoshioka
                                   ------------------------------------------
                                Title: Group President, Computer System Group
                                      ---------------------------------------

**